Exhibit 21.1
PRINCIPAL SUBSIDIARIES OF ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

Jurisdiction of
Name	Incorporation/Organization

SFMT Europe BV	The Netherlands
SFMT UK Limited	United Kingdom